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                                                                   Exhibit 99.11


                         CONSENT OF PROSPECTIVE DIRECTOR

      The undersigned hereby consents to the references made to him in the Registration Statement of Lynx Therapeutics, Inc. on Form S-4 and the Proxy Statement/Prospectus contained therein (the "Registration Statement") as a person who will serve as a director of Lynx Therapeutics, Inc. on the first closing date, as defined in the Registration Statement.

                                                /s/ Hermann Hauser
                                                --------------------------------
                                                Hermann Hauser